UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

RED HAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33162	06-1364380
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Davie St., Raleigh, North Carolina 27601

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code (919) 754-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On August 7, 2014, the Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 188,556,010 shares of common stock outstanding as of June 13, 2014, the record date, 168,931,094 shares were represented at the Annual Meeting (in person or by proxy), constituting 89.59% of the outstanding shares entitled to vote.

At the Annual Meeting, stockholders of the Company (1) elected Sohaib Abbasi, Narendra K. Gupta, William S. Kaiser and James M. Whitehurst as directors of the Company, each to serve for a one-year term, (2) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2015, and (3) approved a non-binding advisory resolution relating to the Company’s executive compensation.

The final voting results are set forth below.

1.	The election of four members to the Board, each to serve for a one-year term:

Nominee	For	Against	Abstain	Broker Non-Votes
Sohaib Abbasi	156,840,740	1,532,290	96,434	10,461,630
Narendra K. Gupta	139,798,065	18,576,331	95,068	10,461,630
William S. Kaiser	155,978,762	2,396,422	94,280	10,461,630
James M. Whitehurst	156,615,816	1,765,397	88,251	10,461,630

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2015:

For	Against	Abstain	Broker Non-Votes
166,913,632	1,639,054	378,408	0

3.	Approval, on an advisory basis, of the following non-binding resolution relating to the Company’s executive compensation:

RESOLVED, that the compensation paid to the Company’s Named Officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion of the Proxy Statement for the 2014 Annual Meeting of Stockholders, is hereby APPROVED.

For	Against	Abstain	Broker Non-Votes
155,064,843	3,136,858	267,763	10,461,630

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2014	RED HAT, INC.

	By:	/s/ R. Brandon Asbill
		Name:	R. Brandon Asbill
		Title:	Assistant Secretary